Contact:

John Jenson
Vice President, Corporate Controller
Universal Technical Institute, Inc.
(623) 445-0821

Universal Technical Institute Reports Fiscal Year 2016 Second Quarter Results

SCOTTSDALE, ARIZ. - April 28, 2016 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, today reported revenues for the second quarter ended March 31, 2016 of $88.2 million, a 3.3 percent decrease from $91.2 million for the second quarter of the prior year. Including $27.9 million in income tax expense related to a full valuation allowance on our deferred tax assets, net loss for the second quarter ended March 31, 2016 was $32.0 million, or a loss of $1.32 per diluted share, compared to net income of $0.6 million, or 2 cents earnings per diluted share, for the second quarter ended March 31, 2015.

Revenues for the six months ended March 31, 2016 were $178.0 million, a 4.8 percent decrease from $186.9 million for the six months ended March 31, 2015. Including $27.9 million in income tax expense related to a valuation allowance on our deferred tax assets, net loss for the six months ended March 31, 2016 was $33.7 million, or a loss of $1.39 per diluted share, compared to net income of $3.6 million, or 15 cents per diluted share, for the six months ended March 31, 2015.

During the quarter ended March 31, 2016, we determined that it was necessary to record a full valuation allowance on our deferred tax assets. The income tax expense related to the valuation allowance was recorded in the current period and impacted diluted loss per share by approximately $1.15 for each of the three and six months ended March 31, 2016. In addition, our new campus in Long Beach, California, which opened during the fourth quarter of fiscal 2015, impacted earnings by $1.1 million (pre-tax) or 3 cents per diluted share for the second quarter and $2.8 million (pre-tax) or 7 cents per diluted share for the six months ended March 31, 2016.

“We continue to be positive about our business in the long term,” said Kim McWaters, chairman and CEO. “Our second quarter results, however, did not reflect our work to counter negative market trends and new student recruitment challenges. In this complex environment, we are focused on attracting new students while operating as efficiently as possible, on giving students a quality education that can lead to good jobs and on partnering with employers, who are increasingly engaged in helping us meet the strong and consistently growing demand for our graduates.”

Student Metrics

	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015
	(Rounded to hundreds)
Total starts	2,300	2,700	4,100	4,500
Average undergraduate full-time student enrollment	12,200	13,400	12,700	14,000
End of period undergraduate full-time student enrollment	11,700	12,900	11,700	12,900

Second Quarter Operating Performance

Revenues for the second quarter of 2016 were $88.2 million, a 3.3 percent decrease from $91.2 million for last year's second quarter. Tuition excluded $4.6 million and $5.7 million, respectively, related to students participating in the Company's proprietary loan program which will be recognized as revenues when payments are received.

Operating loss and margin for the second quarter of 2016 were $5.8 million and 6.5 percent, respectively, compared to operating income and margin of $2.4 million and 2.6 percent, respectively, in the same period last year. The decreases in operating income and margin were related to the decrease in revenues and the impact of our Long Beach, California campus. Excluding the operating loss of $0.8 million at our Long Beach, California campus, operating loss and margin were $5.0 million and 5.9% for the second quarter of 2016. See “Use of Non-GAAP Financial Information” below.

Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA) for the second quarter of 2016 was $(0.6) million compared to $7.8 million in the same period last year. See “Use of Non-GAAP Financial Information” below.

Six Month Operating Performance
Revenues for the six months ended March 31, 2016 were $178.0 million, a 4.8 percent decrease from $186.9 million for the six months ended March 31, 2015. Tuition excluded $10.3 million and $11.4 million, respectively, related to students participating in the Company's proprietary loan program which will be recognized as revenues when payments are received.

Operating loss and margin for the six months ended March 31, 2016 were $8.0 million and 4.5 percent, respectively, compared to operating income and margin of $8.0 million and 4.3 percent, respectively, for the six months ended March 31, 2015. The decreases in operating income and margin were related to the decrease in revenues and the impact of our Long Beach, California campus. Excluding the operating loss of $2.2 million at our Long Beach, California campus, operating loss and margin were $5.8 million and 3.3 percent for the six months ended March 31, 2016. See “Use of Non-GAAP Financial Information” below.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the six months ended March 31, 2016 was $2.3 million compared to $18.9 million for the six months ended March 31, 2015. See “Use of Non-GAAP Financial Information” below.

Liquidity
Cash, cash equivalents and investments totaled $50.6 million at March 31, 2016, compared to $59.2 million at September 30, 2015. At March 31, 2016, shareholders' equity totaled $81.1 million as compared to $113.5 million at September 30, 2015. We paid cash dividends of $0.02 per common share on October 5, 2015, December 18, 2015 and March 31, 2016 totaling approximately $1.5 million.

Cash used in operating activities was $2.5 million for the six months ended March 31, 2016 compared to cash provided by operating activities of $8.7 million for the six months ended March 31, 2015.

2016 Outlook
For the year ending September 30, 2016, we expect new student starts and our average student population to be down in the mid to high single digits as a percentage compared with the year ended September 30, 2015.  While annual tuition increases will slightly offset the decline in average students, we expect revenue to decline approximately 5 - 6% leading to minimal levels of EBITDA.  Accordingly, we have modified certain project timelines resulting in lower anticipated capital expenditures which are now expected to be in the range of $9.0 to $10.0 million in 2016. Due to the seasonality of our business and normal fluctuations in student populations, we would expect volatility in our quarterly results.

Conference Call
Management will hold a conference call to discuss the 2016 second quarter results on Thursday, April 28 at 1:30 p.m. PDT (4:30 p.m. EDT). This call can be accessed by dialing 412-317-6790 or 844-881-0138. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 10 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI's website for 60 days or the replay can be accessed through May 12, 2016 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10085599.

Use of Non-GAAP Financial Information
This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company's performance on a consistent basis across time periods. To obtain a complete understanding of the Company's performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income as a measure of the Company's operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 200,000 graduates in its 51-year history, UTI offers undergraduate degree and diploma programs at 12 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). For more information visit www.uti.edu.

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED COMPREHENSIVE INCOME (LOSS) STATEMENTS
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015
	(In thousands, except per share amounts)
Revenues	$88,192	$91,235	$177,965	$186,915
Operating expenses:
Educational services and facilities	49,770	48,143	99,422	95,973
Selling, general and administrative	44,192	40,690	86,506	82,940
Total operating expenses	93,962	88,833	185,928	178,913
Income (loss) from operations	(5,770)	2,402	(7,963)	8,002
Other (expense) income:
Interest expense, net	(797)	(481)	(1,614)	(980)
Equity in earnings of unconsolidated affiliates	104	136	239	254
Other income	124	133	378	245
Total other (expense) income, net	(569)	(212)	(997)	(481)
Income (loss) before income taxes	(6,339)	2,190	(8,960)	7,521
Income tax expense	25,663	1,635	24,722	3,872
Net income (loss)	$(32,002)	$555	$(33,682)	$3,649
Other comprehensive income (loss) (net of tax):
Equity interest in investee's unrealized gains on hedging derivatives, net of taxes	—	6	(1)	17
Comprehensive income (loss)	$(32,002)	$561	$(33,683)	$3,666

Earnings per share:
Net income (loss) per share - basic	$(1.32)	$0.02	$(1.39)	$0.15
Net income (loss) per share - diluted	$(1.32)	$0.02	$(1.39)	$0.15
Weighted average number of shares outstanding:
Basic	24,270	24,463	24,252	24,647
Diluted	24,270	24,551	24,252	24,741
Cash dividends declared per common share	$0.02	$0.10	$0.04	$0.20

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2016	Sept. 30, 2015
Assets	(In thousands)
Current assets:
Cash and cash equivalents	$40,433	$29,438
Restricted cash	2,415	5,824
Investments, current portion	10,102	28,086
Receivables, net	16,100	22,409
Deferred tax assets, net	—	4,539
Prepaid expenses and other current assets	18,675	17,761
Total current assets	87,725	108,057
Investments, less current portion	47	1,719
Property and equipment, net	119,746	124,144
Goodwill	9,005	8,222
Deferred tax assets, net	—	20,248
Other assets	13,339	11,912
Total assets	$229,862	$274,302

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$34,726	$42,620
Deferred revenue	39,430	44,693
Accrued tool sets	3,372	3,624
Dividends payable	—	485
Financing obligation, current	823	737
Income tax payable	—	1,187
Other current liabilities	3,008	3,148
Total current liabilities	81,359	96,494
Deferred tax liabilities, net	3,141	—
Deferred rent liability	9,912	10,822
Financing obligation	43,613	44,053
Other liabilities	10,738	9,458
Total liabilities	148,763	160,827

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 31,209,412 shares issued and 24,344,515 shares outstanding as of March 31, 2016 and 31,098,193 shares issued and 24,233,296 shares outstanding as of September 30, 2015	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Paid-in capital	180,481	178,202
Treasury stock, at cost, 6,864,897 shares as of March 31, 2016 and September 30, 2015	(97,388)	(97,388)
Retained earnings (deficit)	(2,016)	32,638
Accumulated other comprehensive income	19	20
Total shareholders’ equity	81,099	113,475
Total liabilities and shareholders’ equity	$229,862	$274,302

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended March 31,
	2016	2015
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(33,682)	$3,649
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,682	8,859
Amortization of assets subject to financing obligation	1,341	931
Amortization of held-to-maturity investments	336	931
Bad debt expense	752	307
Stock-based compensation	2,286	2,198
Deferred income taxes	27,928	2,214
Equity in earnings of unconsolidated affiliates	(239)	(254)
Training equipment credits earned, net	(348)	(697)
(Gain) loss on disposal of property and equipment	100	(41)
Changes in assets and liabilities:
Restricted cash: Title IV credit balances	34	242
Receivables	9,000	2,616
Prepaid expenses and other current assets	(957)	(214)
Other assets	(68)	(640)
Accounts payable and accrued expenses	(6,135)	(742)
Deferred revenue	(5,263)	(5,685)
Income tax payable/receivable	(4,648)	(5,005)
Accrued tool sets and other current liabilities	(184)	(150)
Deferred rent liability	(910)	58
Other liabilities	490	158
Net cash (used in) provided by operating activities	(2,485)	8,735
Cash flows from investing activities:
Purchase of property and equipment	(4,905)	(16,215)
Proceeds from disposal of property and equipment	—	3
Purchase of investments	—	(24,425)
Proceeds received upon maturity of investments	19,320	22,407
Acquisitions	(1,500)	—
Investment in unconsolidated affiliates	(1,000)	—
Capitalized costs for intangible assets	(250)	—
Return of capital contribution from unconsolidated affiliate	240	228
Restricted cash: proprietary loan program	3,393	(1,950)
Net cash provided by (used in) investing activities	15,298	(19,952)
Cash flows from financing activities:
Payment of cash dividend	(1,457)	(4,896)
Payment of financing obligation	(354)	(350)
Payment of payroll taxes on stock-based compensation through shares withheld	(7)	(36)
Purchase of treasury stock	—	(6,119)
Net cash used in financing activities	(1,818)	(11,401)
Net increase (decrease) in cash and cash equivalents	10,995	(22,618)
Cash and cash equivalents, beginning of period	29,438	38,985
Cash and cash equivalents, end of period	$40,433	$16,367

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Income (Loss) to EBITDA

	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015
	(In thousands)
Net income (loss)	$(32,002)	$555	$(33,682)	$3,649
Interest expense, net	797	481	1,614	980
Income tax expense	25,663	1,635	24,722	3,872
Depreciation and amortization	4,940	5,133	9,625	10,390
EBITDA	$(602)	$7,804	$2,279	$18,891

Reconciliation of Income (Loss) from Operations Impact of Long Beach, California Campus

	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015
	(In thousands)
Income (loss) from operations, as reported	$(5,770)	$2,402	$(7,963)	$8,002
Long Beach,California campus loss from operations	751	—	2,159	—
Income (loss) from operations, adjusted for Long Beach, California campus	$(5,019)	$2,402	$(5,804)	$8,002
Operating margin, adjusted for Long Beach, California campus	(5.9)%	2.6%	(3.3)%	4.3%

Reconciliation of Earnings (Loss) Per Share Impact of Long Beach, California Campus

	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015
	(In thousands)
Net income (loss), as reported	$(32,002)	$555	$(33,682)	$3,649
Long Beach, California campus loss before income taxes	1,068	—	2,789	—
Less: tax effects of Long Beach, California campus loss before income taxes	(408)	—	(1,065)	—
Net income (loss), adjusted for Long Beach, California campus	$(31,342)	$555	$(31,958)	$3,649

Diluted earnings (loss) per share, as reported	$(1.32)	$0.02	$(1.39)	$0.15
Diluted earnings (loss) per share, adjusted for Long Beach, California campus	$(1.29)	$0.02	$(1.32)	$0.15

Diluted weighted average shares outstanding	24,270	24,551	24,252	24,741

Reconciliation of Earnings (Loss) Per Share Impact of Deferred Tax Valuation Allowance

	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015
	(In thousands)
Net income (loss), as reported	$(32,002)	$555	$(33,682)	$3,649
Income tax expense related to increase in deferred tax asset valuation allowance	27,949	—	27,949	—
Net income (loss), adjusted for deferred tax asset valuation allowance	$(4,053)	$555	$(5,733)	$3,649

Diluted earnings (loss) per share, as reported	$(1.32)	$0.02	$(1.39)	$0.15
Diluted earnings (loss) per share, adjusted for deferred tax asset valuation allowance	$(0.17)	$0.02	$(0.24)	$0.15

Diluted weighted average shares outstanding	24,270	24,551	24,252	24,741

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(UNAUDITED)

Selected Supplemental Financial Information

	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015
	(In thousands)
Salaries expense	$39,997	$37,593	$79,178	$75,790
Employee benefits and tax	8,583	7,167	17,022	14,841
Bonus expense	1,371	1,755	2,667	3,894
Stock-based compensation	1,375	1,325	2,286	2,198
Total compensation and related costs	$51,326	$47,840	$101,153	$96,723

Occupancy expense	$9,593	$9,574	$19,322	$19,165
Depreciation and amortization expense	$4,940	$5,133	$9,625	$10,390
Bad debt expense	$270	$(627)	$752	$307

###